UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________________________ FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2010

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. Lloyd Sanders, Senior Vice-President and Chief Operating Officer of Genta Incorporated (“the Company”), resigned from the Company, effective May 7, 2010, to pursue other interests.  The Board of Directors of the Company accepted Mr. Sanders’s notice of resignation from his position, effective May 7, 2010. The Company notes that Mr. Sanders’s resignation was not the result of any disagreement with the Company. Mr. Sanders had served as the Company’s Senior Vice-President and Chief Operating Officer since March 2008 and had been our Senior Vice-President, Commercial Operations since October 2006.

On May 7, 2010, the Board of Directors named Gary Siegel, Vice President, Finance, the Company’s Principal Financial Officer, Principal Accounting Officer, and Secretary to the Board of Directors. Mr. Siegel had been appointed to these positions on an interim basis in February 2008. In recognition of this change, the Compensation Committee of the Company approved an increase in Mr. Siegel’s annual salary from $210,000 to $250,000. The Compensation Committee also agreed to guarantee the payment of Mr. Siegel’s annual bonus target for 2010, previously established at 25.0% of his annual salary, or $62,500.00 and payable in January 2011, as long as Mr. Siegel is still employed by the Company on December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name: Gary Siegel
Title:Vice President, Finance

Dated:                      May 7, 2010